Exhibit 99.1

Contact:
David Waldman or Natalya Rudman
Crescendo Communications, LLC
Email: mlss@crescendo-ir.com
Tel: 212-671-1020

Milestone Scientific Announces Private Placement by Entity Affiliated
with Board Member & CEO of the Company’s Wand Dental Subsidiary

LIVINGSTON, NJ, February 14, 2019 – Milestone Scientific Inc. (NYSE: MLSS) today announced that BP4 S.p.A. (“BP4”), a principal stockholder of Milestone Scientific, exercised its right to participate on a pro-rata basis in the recently announced public offering of shares of common stock and warrants, as previously announced on February 1, 2019. BP4’s CEO, Gian Domenico Trombetta, is a Director of Milestone Scientific and also Chief Executive Officer and Director of Wand Dental Inc., a wholly-owned subsidiary of Milestone Scientific. The sale of common stock and warrants to BP4 was consummated through a private placement constituting an aggregate of 714,286 shares of common stock, together with a warrant to purchase up to 178,571 shares of common stock, for an aggregate purchase price of $250,000. The warrant is exercisable for a period of five years at an exercise price equal to $0.50 per share of common stock.

Mr. Trombetta commented, “Our Wand Dental subsidiary is back on a solid growth trajectory heading into 2019. In addition, the CompuFlo® Epidural System is gaining traction within the market as illustrated by recent distributor partnerships and third-party validation from study results announced in recent publications. The top ranked Anesthesia & Analgesia Journal reported positive results of a four hundred patient clinical trial. A 120-patient clinical study in Anesthesiology Research & Practice found that CompuFlo offers a more objective, reliable and simpler way to identify the epidural space than the current standard of care. The management and board of Milestone remain excited about the outlook for the business.”

Leonard Osser, Interim Chief Executive Officer of Milestone Scientific, stated, “We value this vote of confidence by Mr. Trombetta and his affiliated entity. This latest private placement, conducted on identical terms to our recent public offering, coupled with my own purchases in the public offering, further illustrate both the board and management’s positive outlook for the business.”

The offer and sale of the securities to BP4 has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The securities have been sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act. The securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

About Milestone Scientific Inc

Milestone Scientific Inc. (MLSS) is a medical device company that patents, designs, develops and commercializes innovative diagnostic and therapeutic injection technologies and instruments for medical, dental, cosmetic and veterinary applications. Milestone's computer-controlled systems are designed to make injections precise, efficient, and virtually painless. Milestone’s proprietary DPS Dynamic Pressure Sensing technology® is our technology platform that advances the development of next-generation devices, regulating flow rate and monitoring pressure from the tip of the needle, through platform extensions for local anesthesia for subcutaneous drug delivery, with specific applications for cosmetic botulinum toxin injections, epidural space identification in regional anesthesia procedures and intra-articular joint injections. For more information please visit our website: www.milestonescientific.com.

Safe Harbor Statement

This press release contains forward-looking statements regarding the timing and financial impact of Milestone's ability to implement its business plan, expected revenues, timing of regulatory approvals and future success. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions, future business decisions and regulatory developments, all of which are difficult or impossible to predict accurately and many of which are beyond Milestone's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, failure to achieve expected revenue growth, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in Milestone's periodic filings with the Securities and Exchange Commission, including without limitation, Milestone's Annual Report for the year ended December 31, 2017. The forward looking statements in this press release are based upon management's reasonable belief as of the date hereof. Milestone undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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